Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release February 16, 2021	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES FOURTH QUARTER AND YEAR-TO-DATE 2020 FINANCIAL RESULTS

STOUGHTON, Massachusetts, February 16, 2021 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $5.3 million, or $1.03 per basic share and $1.01 per diluted share, for the three months ended December 31, 2020 compared to net income of $0.8 million, or $0.16 per basic and diluted share, for the three months ended December 31, 2019. Excluding one-time charges of $294,000 related to the closing of a residential lending office and $69,000 in severance expenses, earnings were $5.6 million, or $1.06 per diluted share for the three months ended December 31, 2020. Net income for the year ended December 31, 2020 was $19.9 million, or $3.89 per basic share and $3.86 per diluted share, compared to net income of $3.4 million, or $0.64 per basic and diluted share, for the year ended December 31, 2019. Excluding one-time charges of $1.4 million related to the retirement of senior executives, operating expenses of $229,000 related to addressing the COVID-19 pandemic, $294,000 in expenses related to the closing of a residential lending office and $69,000 in severance expenses, earnings were $21.5 million, or $4.15 per diluted share, for the year ended December 31, 2020.

At December 31, 2020, total assets amounted to $721.1 million, compared to $723.0 million at September 30, 2020, a decrease of $1.9 million, or 0.3%. An increase in loans held for sale of $31.3 million was offset by a decrease in cash and cash equivalents of $35.3 million relative to the prior quarter.

William M. Parent, President and Chief Executive Officer, stated, “The fourth quarter was another strong quarter in earnings for our Company. We are very pleased with our performance, especially our mortgage banking operations, which maintained high levels of productivity and efficiency throughout our loan origination and sales activities. We continue to identify and implement opportunities to streamline and improve our operational efficiency. In that regard, we have initiated a plan to outsource our residential loan servicing activities, which will improve our customer service experience and our operational and financial efficiency in the year ahead.”

Fourth Quarter Operating Results

Net interest income increased by $649,000, or 14.8%, to $5.0 million for the three months ended December 31, 2020 from $4.4 million the same period in the prior year. This increase was primarily due to an increase in the proportion of non-maturity deposits and a decline in the proportion of term certificates from the same period in the prior year. The average balance of savings accounts in the fourth quarter of 2020 increased $61.3 million, or 50.9%, from the prior year quarter and the average balance of term certificates decreased $87.9 million, or 43.9%, from the prior year quarter, contributing to an 87 basis point decrease in the cost of interest-bearing liabilities. Net interest margin increased in the fourth quarter of 2020 to 3.02%, from 2.88% in the fourth quarter of 2019. The change reflects the shortening and downward pricing of deposit liabilities as well as the forgiveness of Paycheck Protection Program loans (“SBA PPP Loans”) during the quarter of $4.4 million resulting in the accretion of deferred loan origination fees into interest income.

The Company recognized a provision for loan losses of $215,000 for the quarter ended December 31, 2020, largely driven by commercial real estate loan originations. The allowance for loan losses was 1.38% and 0.90% of total loans at December 31, 2020 and December 31, 2019, respectively, and was 94.6% and 131.4% of non-performing assets at December 31, 2020 and December 31, 2019, respectively.

Non-interest income increased $9.5 million, or 155.9%, to $15.6 million for the quarter ended December 31, 2020 from $6.1 million in the quarter ended December 31, 2019, principally due to an increase of $9.2 million in the net gain on loan origination and sale activities. Sold mortgage loans totaled $426.5 million in the fourth quarter of 2020. Mortgage servicing fees increased $243,000 in the quarter ended December 31, 2020, principally due to an impairment of mortgage servicing rights of $284,000 in the quarter ended December 31, 2019.

Non-interest expenses increased $3.4 million to $12.9 million in the quarter ended December 31, 2020 from $9.5 million in the quarter ended December 31, 2019. The increase is principally due to an increase in salaries and employee benefits of $2.3 million, mainly related to higher commissions and incentives associated with increased residential loan production.

Occupancy and equipment expenses increased $339,000 in the quarter ended December 31, 2020 over the prior year period due to the closing of a residential lending office, as the bank consolidates its office space in light of prolonged remote working arrangements, resulting in a charge of $294,000 in the quarter.

Other non-interest expenses comprising professional fees, marketing, FDIC insurance and other non-interest expenses increased by $758,000 in the quarter ended December 31, 2020 versus the prior year period, as elevated mortgage loan production costs were partially offset by a decrease in discretionary marketing expenses. In addition, other non-interest expenses in the quarter ended December 31, 2020 included $584,000 to establish a reserve for unfunded loan commitments.

Year-End Operating Results

Net interest income increased by $1.0 million, or 5.8%, for the year ended December 31, 2020 compared to the same period in the prior year. This increase was driven by a $19.5 million increase in average net-interest earning assets, partially offset by a 5 basis point decline in net interest margin as the reduction in deposit costs lagged the impact of the lower interest rate environment on our interest earning asset yield.

The Company recognized a provision for loan losses of $2.6 million for the year ended December 31, 2020 compared to no provision in the prior year period.

Non-interest income increased $33.7 million, or 155.8%, to $55.4 million for the year ended December 30, 2020 from $21.7 million in the year ended December 31, 2019, principally due to an increase of $35.3 million in the net gain on loan origination and sale activities. Mortgage loans sold were $1.5 billion for the year ended December 31, 2020. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net mortgage servicing fees due to a fair value adjustment for mortgage servicing rights of $2.1 million in the year ended December 31, 2020, given expectations of higher prepayments. The fair value adjustment for mortgage servicing rights was $920,000 in the year ended December 31, 2019.

Non-interest expenses increased $10.4 million, or 28.8%, to $46.3 million for the year ended December 31, 2020 from $36.0 million for the year ended December 31, 2019. Non-interest expenses for the year ended December 31, 2020 included one-time charges of $1.4 million related to the retirement of senior executives, $229,000 of COVID-19 pandemic-related expenses, $294,000 in expenses related to the closing of a residential lending office and $69,000 in severance expenses related to the planned outsourcing of residential loan servicing.

Salaries and employee benefits increased $8.3 million, including one-time charges of $1.4 million for the retirement of senior executives, higher commissions and incentives associated with higher residential loan production, and COVID-19

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

pandemic-related compensation of $101,000 for front-line and quarantined employees during the year ended December 31, 2020.

Occupancy and equipment expenses increased $762,000 in the year ended December 31, 2020 over the prior year period, partly as a result of increased spending on cleaning and supplies related to the COVID-19 pandemic of $125,000, $294,000 in expenses related to the closing of a residential lending office, as well as increased depreciation of furniture, fixtures and equipment that are expected to be retired as we consolidate our administrative office space in light of prolonged remote working arrangements for certain back-office staff.

Professional fees for the year ended 2020 increased $92,000 over the prior year period, primarily related to management succession planning costs. Spending on marketing during the year ended December 31, 2020 was $278,000 less than in the prior year, due to fewer marketing campaigns while communities were subject to stay-at-home orders. The increase of $1.5 million in other non-interest expenses during the year ended 2020 was driven mainly by costs related to higher mortgage loan production and the establishment of a reserve for unfunded loan commitments.

Income tax expense of $5.5 million for the year ended December 31, 2020 consists of both federal and state income taxes, as the Company’s net operating loss carryforward of $12.0 million from prior years was fully absorbed during the third quarter.

Balance Sheet

At December 31, 2020, total assets amounted to $721.1 million compared to $631.0 million at December 31, 2019, an increase of $90.1 million, or 14.3%. Contributing to asset growth was a $14.5 million increase in net loans to $483.6 million at December 31, 2020 from $469.1 million at December 31, 2019, mainly driven by the issuance of SBA PPP Loans, which had a balance of $10.9 million at December 31, 2020. Cash and cash equivalents increased by $5.5 million during the year to $13.8 million at December 31, 2020 from $8.3 million at December 31, 2019, mainly as a result of strong core growth in deposits and the timing of cash proceeds from loan sales. Loans held for sale increased by $56.3 million to $119.1 million at December 31, 2020 from $62.8 million at December 31, 2019.

The increase in total assets was funded by deposit growth. Non-brokered deposits totaled $496.6 million at December 31, 2020, increasing by $90.4 million, or 22.3%, during the year ended December 31, 2020 from $406.2 million at December 31, 2019. Driving the growth in non-brokered deposits were customers’ receipt of government stimulus and our focus on deposit gathering prior to the onset of the COVID-19 pandemic. Brokered deposits declined by $59.1 million to $31.7 million at December 31, 2020, from $90.9 million at December 31, 2019. Federal Home Loan Bank of Boston (“FHLBB”) and Federal Reserve Bank advances increased by $28.9 million to $73.3 million at December 31, 2020, from $44.4 million at December 31, 2019, as a result of the funding of our SBA PPP Loans and other loans with FHLBB and Federal Reserve Bank advances.

Total stockholders’ equity was $99.8 million at December 31, 2020 compared to $78.5 million at December 31, 2019. The increase of $21.4 million relates mainly to net income in the period of $19.9 million and an increase in the fair value of available-for-sale securities, net of taxes, of $1.5 million. In addition, the Company repurchased $1.7 million of shares during the year ended December 31, 2020, and equity adjustments related to the 2017 Stock Option and Incentive Plan and the employee stock ownership plan amounted to $1.5 million during the period.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

COVID-19 Impact

In response to the impact of the COVID-19 pandemic on our customers and our business, the Company implemented a series of measures through the date of this release, including participation in the Small Business Administration’s Paycheck Protection Program, for which we funded $15.4 million of SBA PPP Loans through December 31, 2020, and granting payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments at the time the deferral was requested. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please refer to the Loan Payment Deferrals and COVID-19 Most Impacted Sections for statistics on loan payment deferrals and the commercial loan sectors we believe could be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, four loan production offices located throughout Massachusetts and two loan production offices in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of economic contraction as a result of the COVID-19 pandemic; the effects of continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,	December 31,
	2020	2019

Assets
Cash and due from banks	$4,206	$4,371
Interest-bearing deposits	9,568	3,881
Total cash and cash equivalents	13,774	8,252

Certificates of deposit	-	490
Securities available for sale, at fair value	55,366	57,503
Loans held for sale, at fair value	119,112	62,792
Loans, net of allowance for loan losses of $6,784 in 2020 and $4,280 in 2019	483,644	469,131
Federal Home Loan Bank of Boston stock, at cost	3,576	2,417
Accrued interest receivable	1,562	1,393
Mortgage servicing rights, net	12,377	8,556
Premises and equipment, net	4,781	5,748
Bank-owned life insurance	8,622	8,441
Foreclosed real estate, net	132	-
Other assets	18,126	6,281

Total assets	$721,072	$631,004

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$96,731	$61,603
Interest bearing	399,847	344,581
Brokered	31,729	90,858
Total deposits	528,307	497,042

Federal Reserve Bank advances	11,431	-
Federal Home Loan Bank of Boston advances	61,895	44,403
Mortgagors' escrow accounts	2,338	2,052
Post-employment benefit obligations	2,382	2,464
Other liabilities	14,900	6,581
Total liabilities	621,253	552,542

Stockholders' Equity:
Common stock	54	56
Additional paid-in capital	50,937	51,127
Retained earnings	51,689	31,757
ESOP-Unearned compensation	(3,756)	(3,944)
Accumulated other comprehensive income (loss), net of tax	895	(534)
Total stockholders' equity	99,819	78,462

Total liabilities and stockholders' equity	$721,072	$631,004

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Interest and dividend income:
Loans	$5,532	$5,841	$22,212	$23,631
Other interest and dividend income	296	378	1,376	1,600
Total interest and dividend income	5,828	6,219	23,588	25,231

Interest expense	788	1,828	4,721	7,398

Net interest income	5,040	4,391	18,867	17,833
Provision (credit) for loan losses	215	144	2,553	-
Net interest income after provision for loan losses	4,825	4,247	16,314	17,833

Non-interest income:
Customer service fees	381	353	1,283	1,407
Gain on loan origination and sale activities, net	14,620	5,462	54,236	18,900
Mortgage servicing fees, net	275	32	(1,153)	394
Other	311	245	1,045	962
Total non-interest income	15,587	6,092	55,411	21,663
Non-interest expenses:
Salaries and employee benefits	8,722	6,382	33,161	24,896
Occupancy and equipment	1,150	811	3,545	2,783
Professional fees	389	366	1,277	1,185
Marketing	231	322	689	967
FDIC insurance	51	77	187	168
Other non-interest expenses	2,384	1,532	7,457	5,951
Total non-interest expenses	12,927	9,490	46,316	35,950
Income before income taxes	7,485	849	25,409	3,546
Income tax expense	2,211	21	5,477	118

Net income	$5,274	$828	$19,932	$3,428

Net income per share:
Basic	$1.03	$0.16	$3.89	$0.64
Diluted	$1.01	$0.16	$3.86	$0.64

Weighted average shares outstanding:
Basic	5,135,069	5,248,021	5,126,561	5,383,617
Diluted	5,244,414	5,248,021	5,163,042	5,383,617

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$580,002	$5,532	3.82%	$554,972	$5,841	4.21%
Investment securities(2) (3)	58,329	290	1.99%	50,290	367	2.92%
Interest-earning deposits	30,573	8	0.10%	5,038	13	1.03%
Total interest-earning assets	668,904	5,830	3.49%	610,300	6,221	4.08%
Noninterest-earning assets	45,015			32,250
Total assets	$713,919			$642,550
Interest-bearing liabilities:
Savings accounts	181,653	142	0.31%	120,343	223	0.74%
NOW accounts	59,005	43	0.29%	38,389	50	0.52%
Money market accounts	75,106	62	0.33%	80,623	241	1.20%
Term certificates	112,260	293	1.04%	200,123	1,068	2.13%
Total interest-bearing deposits	428,024	540	0.50%	439,478	1,582	1.44%
FHLBB and FRB advances	77,584	247	1.27%	50,444	246	1.95%
Total interest-bearing liabilities	505,608	787	0.62%	489,922	1,828	1.49%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	94,540			62,674
Other noninterest-bearing liabilities	13,539			9,337
Total liabilities	613,687			561,933
Total stockholders' equity	100,232			80,617
Total liabilities and stockholders' equity	$713,919			$642,550
Net interest income		$5,043			$4,393
Interest rate spread(4)			2.87%			2.58%
Net interest-earning assets(5)	$163,296			$120,378
Net interest margin(6)			3.02%			2.88%

Ratio of interest-earning assets to interest-bearing liabilities	132.30%			124.57%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $1,000 and $2,000 for the three months ended December 31, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$561,912	$22,212	3.95%	$547,454	$23,632	4.32%
Investment securities(2) (3)	58,233	1,306	2.24%	52,953	1,521	2.87%
Interest-earning deposits	30,277	76	0.25%	5,109	90	1.76%
Total interest-earning assets	650,422	23,594	3.63%	605,516	25,243	4.17%
Noninterest-earning assets	39,396			27,903
Total assets	$689,818			$633,419
Interest-bearing liabilities:
Savings accounts	161,502	831	0.51%	108,483	560	0.52%
NOW accounts	55,396	185	0.33%	39,197	194	0.49%
Money market accounts	71,817	456	0.63%	69,362	955	1.38%
Term certificates	147,655	2,305	1.56%	178,901	3,619	2.02%
Total interest-bearing deposits	436,370	3,777	0.87%	395,943	5,328	1.35%
FHLBB and FRB advances	71,661	943	1.32%	86,724	2,070	2.39%
Total interest-bearing liabilities	508,031	4,720	0.93%	482,667	7,398	1.53%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	80,957			62,314
Other noninterest-bearing liabilities	12,384			8,845
Total liabilities	601,372			553,826
Total stockholders' equity	88,445			79,593
Total liabilities and stockholders' equity	$689,817			$633,419
Net interest income		$18,874			$17,845
Interest rate spread(4)			2.70%			2.64%
Net interest-earning assets(5)	$142,391			$122,849
Net interest margin(6)			2.90%			2.95%

Ratio of interest-earning assets to interest-bearing liabilities	128.03%			125.45%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $5,000 and $12,000 for the year ended December 31, 2020 and 2019, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2020 vs. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$253	$(562)	$(309)
Investment securities	52	(129)	(77)
Interest-earning deposits	16	(21)	(5)
Total interest-earning assets	321	(712)	(391)
Interest-bearing liabilities:
Savings accounts	83	(164)	(81)
NOW accounts	20	(27)	(7)
Money market accounts	(15)	(164)	(179)
Term certificates	(358)	(417)	(775)
Total interest-bearing deposits	(270)	(772)	(1,042)
FHLBB and FRB advances	106	(104)	2
Total interest-bearing liabilities	(164)	(876)	(1,040)

Change in net interest income	$485	$164	$649

	Year Ended
	December 31, 2020 vs. 2019
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$(95)	$(1,324)	$(1,419)
Investment securities	(14)	(200)	(214)
Interest-earning deposits	22	(35)	(13)
Total interest-earning assets	(87)	(1,559)	(1,646)
Interest-bearing liabilities:
Savings accounts	265	5	270
NOW accounts	11	(21)	(10)
Money market accounts	(15)	(484)	(499)
Term certificates	(570)	(744)	(1,314)
Total interest-bearing deposits	(309)	(1,244)	(1,553)
FHLBB and FRB advances	(315)	(812)	(1,127)
Total interest-bearing liabilities	(624)	(2,056)	(2,680)

Change in net interest income	$537	$497	$1,034

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,265	$775	$5,040
Provision for loan losses	215	-	215

Net interest income after provision for loan losses	4,050	775	4,825

Non-interest income:
Customer service fees	353	28	381
Gain on loan origination and sale activities, net (1)	-	15,062	15,062
Mortgage servicing fees, net	(100)	375	275
Other	147	164	311
Total non-interest income	400	15,629	16,029

Non-interest expenses:
Salaries and employee benefits	2,178	6,544	8,722
Occupancy and equipment	465	685	1,150
Other non-interest expenses	1,942	1,113	3,055
Total non-interest expenses	4,585	8,342	12,927

Income (loss) before income taxes and elimination of inter-segment profit	$(135)	$8,062	7,927

Elimination of inter-segment profit			(442)
Income before income taxes			7,485

Income tax expense			2,211
Net income			$5,274

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,862	$529	$4,391
Provision for loan losses	144	-	144

Net interest income after credit for loan losses	3,718	529	4,247

Non-interest income:
Customer service fees	320	33	353
Gain on loan origination and sale activities, net (1)	-	5,808	5,808
Mortgage servicing fees, net	(90)	122	32
Other	132	113	245
Total non-interest income	362	6,076	6,438

Non-interest expenses:
Salaries and employee benefits	1,773	4,609	6,382
Occupancy and equipment	390	421	811
Other non-interest expenses	1,354	943	2,297
Total non-interest expenses	3,517	5,973	9,490

Income before income taxes and elimination of inter-segment profit	$563	$632	1,195

Elimination of inter-segment profit			(346)
Loss before income taxes			849

Income tax expense			21
Net income			$828

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$16,235	$2,632	$18,867
Provision for loan losses	2,553	-	2,553

Net interest income after provision for loan losses	13,682	2,632	16,314

Non-interest income:
Customer service fees	1,180	103	1,283
Gain on loan origination and sale activities, net (1)	-	55,729	55,729
Mortgage servicing fees, net	(381)	(772)	(1,153)
Other	465	580	1,045
Total non-interest income	1,264	55,640	56,904

Non-interest expenses:
Salaries and employee benefits (2)	9,161	24,000	33,161
Occupancy and equipment	1,770	1,775	3,545
Other non-interest expenses	5,228	4,382	9,610
Total non-interest expenses	16,159	30,157	46,316

Income (loss) before income taxes and elimination of inter-segment profit	$(1,213)	$28,115	26,902

Elimination of inter-segment profit			(1,493)
Income before income taxes			25,409

Income tax expense			5,477
Net income			$19,932

(1)	Before elimination of inter-segment profit.

(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$15,985	$1,848	$17,833
Provision for loan losses	-	-	-

Net interest income after credit for loan losses	15,985	1,848	17,833

Non-interest income:
Customer service fees	1,268	139	1,407
Gain on loan origination and sale activities, net (1)	-	19,851	19,851
Mortgage servicing fees, net	(363)	757	394
Other	596	366	962
Total non-interest income	1,501	21,113	22,614

Non-interest expenses:
Salaries and employee benefits	7,065	17,831	24,896
Occupancy and equipment	1,527	1,256	2,783
Other non-interest expenses	4,789	3,482	8,271
Total non-interest expenses	13,381	22,569	35,950

Income (loss) before income taxes and elimination of inter-segment profit	$4,105	$392	4,497

Elimination of inter-segment profit			(951)
Income before income taxes			3,546

Income tax expense			118
Net income			$3,428

(1)	Before elimination of inter-segment profit.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands)

(Unaudited)

	Quarter Ended
	December 31, 2020
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$7,485	$2,211	$5,274	$1.01
Non-interest expense adjustments:
Residential lending office closure	294	63	231	$0.04
Accrued severance expenses	69	15	54	$0.01
Non-GAAP basis	$7,848	$2,289	$5,559	$1.06

	December 31, 2019
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$849	$21	$828	$0.16

Non-GAAP basis	$849	$21	$828	$0.16

	Year-to-Date
	December 31, 2020
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$25,409	$5,477	$19,932	$3.86
Non-interest expense adjustments:
Retirement salary and benefits compensation	692	149	543	0.11
Accelerated vesting of stock-based compensation	683	147	536	0.10
COVID-19 related expenses	229	49	180	0.03
Residential lending office closure	294	63	231	0.04
Accrued severance expenses	69	15	54	0.01
Non-GAAP basis	$27,376	$5,900	$21,476	$4.15

	December 31, 2019
	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$3,546	$118	$3,428	$0.64

Non-GAAP basis	$3,546	$118	$3,428	$0.64

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the		At or for the
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Return on average assets: (1, 5)
GAAP	2.95%	0.52%	2.89%	0.54%
Non-GAAP (2)	3.11%	0.52%	3.11%	0.54%

Return on average equity: (1, 6)
GAAP	21.05%	4.11%	22.54%	4.31%
Non-GAAP (2)	22.18%	4.11%	24.28%	4.31%

Net interest margin	3.02%	2.88%	2.90%	2.95%

Non-interest income to total income:
GAAP	75.57%	49.48%	74.60%	46.20%

Efficiency ratio: (7)
GAAP	62.67%	90.53%	62.35%	91.02%
Non-GAAP (2)	60.91%	90.53%	59.71%	91.02%

Tier 1 capital to average assets (3)	13.85%	11.30%	13.85%	11.30%

Non-performing assets as a percentage of total assets (4)	1.01%	0.52%	1.01%	0.52%

Allowance for loan losses as a percentage of total loans (4)	1.38%	0.90%	1.38%	0.90%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.41%	0.90%	1.41%	0.90%

Allowance for loan losses as a percentage of non-performing assets	94.58%	131.37%	94.58%	131.37%
Allowance for loan losses as a percentage of non-performing loans	92.87%	131.37%	92.87%	131.37%

Tangible book value per share (8)	$18.16	$14.06	$18.16	$14.06
Outstanding shares	5,495,514	5,576,855	5,495,514	5,576,855

(1)	Annualized for quarterly periods presented.
(2)	See page 14 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)	This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $33,000, divided by outstanding shares at period end.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of January 18, 2021
	Commercial loans	Residential loans	Residential loans serviced for others
	(Dollars in thousands)
Balance outstanding	$175,046	$364,041	$1,786,888

COVID-19 related loan payment deferrals: (1)
Loans in COVID-19-related loan payment deferral	$6,544	$5,033	$18,672
Loans in deferral as a percentage of category loans	3.7%	1.4%	1.0%
Loans with suspended payment	$6,544	$4,535	$10,342
Loans with reduced payment	-	498	8,330

Loans which obtained a COVID-19-related payment deferral but
have since resumed payment	$31,845	$13,796	$49,846
Loans reinstated (borrower paid any unpaid principal and interest)	-	2,732	8,318
Loans on a repayment plan	-	-	1,363
Loans which resumed payment but deferred principal and/or
interest payments to maturity (2)	27,029	8,451	34,896
Loans which were paid off completely	4,816	1,687	3,903
Other loans	-	926	1,366

(1)	Includes commercial loans that have been approved for loan payment deferral but for which documentation is closing or pending.

(2)	Includes commercial loan for which maturity was extended.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

COVID-19 Highly Impacted Sectors

	As of December 31, 2020
	Exposure Balance				Exposure by Risk Weighting
							Balance
		Real	Commercial				with
		Estate	&				Deferred
Industry (1)	Total	Secured	Industrial	Construction	Pass	Criticized	Payments
	(Dollars in thousands)
Group home/care facility	$1,091	$1,091	$-	$-	$1,091	$-	$-
Hotels/hospitality	9,679	9,604	75	-	75	9,604	3,543
Restaurants/food service	2,786	1,582	1,204	-	2,786	-	-
Retail/shopping center	20,134	16,472	-	3,662	17,446	2,687	2,058
Other sectors (2)	10,720	9,990	130	600	9,768	953	640
Total loans in COVID-19 impacted sectors	$44,410	$38,739	$1,409	$4,262	$31,166	$13,244	$6,241
Percentage of commercial loans outstanding	25.3%	26.9%	7.0%	36.5%
Commercial loans outstanding	$175,822	$143,893	$20,259	$11,670
Loan to value secured by real estate (3)		45.5%		57.3%

(1)

This disclosure focuses on industries with balances that are significant to the portfolio at December 31, 2020 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) to which the Company has minimal or no exposure. This disclosure also excludes SBA PPP Loans, given their government guarantee.

(2)	Includes customers operating in various sectors which have been impacted by COVID-19.

(3)	Loan to value secured by real estate equals the exposure balance divided by the most recent appraised value.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF